EXHIBIT 10.2
                                 LOAN AGREEMENT


This Agreement (the "Agreement") is made and entered into this 12th day of January, 2000, by and between -------------- ("Lender"), an individual residing at -----------------------------------------------, and AmeriStar Corp. and/or
assigns ("Borrower"), with offices located in care of AmeriStar Network, Inc., 321 North Mall Drive, Suite K-102, St. George, UT 84790.

Lender and Borrower may collectively be referred to herein as the "Parties".

                                    RECITALS

WHEREAS, Borrower is simultaneously entering into a Subscription Agreement with Lender under which Lender is purchasing an aggregate of Eight Million (8,000,000) shares of the common stock of Borrower (the shares of common stock of Borrower shall be referred to hereinafter as the "Stock"), and Lender expects to utilize the value of the Stock to obtain capital for the acquisition of assets and/or securities of other businesses in connection with the operations of Borrower;

WHEREAS, Lender has represented to Borrower that Lender may be able to utilize the Stock to obtain the funds aggregating Sixty-Five Million U.S. Dollars (US$65,000,000) to loan to Borrower in accordance with the terms and conditions of this Agreement; and

WHEREAS, Borrower and Lender are willing to comply with the herein contained terms and conditions for the aforesaid loan to Borrower;

NOW, THEREFORE, in consideration of the herein contained recitals, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:


1.   RECITALS

     The foregoing recitals shall be deemed to be a part of this agreement for all purposes and not merely recitals.

2.   TERMS OF LOAN


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     a.   Lender  shall  loan  an  aggregate  of  Thirty-Five   Million  Dollars
          ($35,000,000)   to  Borrower  in  an  initial  funding  (the  "Initial
          Funding") in accordance with the terms and conditions of this Agreement. The Initial Funding shall be made in four increments in the respective amounts of $3,500,000 ("First Traunche"), $10,500,000 ("Second Traunche"), $10,500,000 ("Third Traunche") and $10,500,000
          ("Fourth Traunche") and in the manner set forth herein.

     b.   Lender shall loan an additional  Thirty Million Dollars  ($30,000,000)
          to Borrower in a subsequent funding (the "Second Funding") in accordance with the terms and conditions of this Agreement. The Second Funding shall be made in three increments, each in the amount of $10,000,000 and in the manner set forth herein.

     c. Lender will provide the First Traunche of the Initial Funding no later than twenty (20) business days after the Borrower shall have deposited the Stock into the Designated Account, but in no event prior to Borrower having furnished to Lender documentation substantiating that either (i) the daily closing market price for Borrower's Stock shall have been a price of at least $5.00 per share and trading at an average volume of at least fifteen thousand (15,000) shares per day for twenty (20) business days in a period of thirty (30) business days or less, or (ii) three of the Targets (as that term is defined in Paragraph 3.a. below) are ready to close with Borrower and all that is necessary to close same is the cash provided by the Initial Funding; and Lender shall have three (3) business days thereafter in which to make such payment. Subsequent to the provision of the First Traunche, Lender shall not be required to provide any other funding required hereunder on its respective due date if condition (i) immediately above shall not have been met, instead providing such funding on the day subsequent to condition (i) above having been met. The remaining increments of the Initial Funding shall be provided monthly thereafter on the same day of each calendar month as the First Traunche shall have been made, commencing on the next calendar month after the First Traunche shall have been made and continuing for consecutive calendar months until all four increments shall have been provided, or as otherwise deemed necessary by mutual agreement to close Target Transactions, subject to condition (i) above having been met.

     d. Lender will provide the first increment of the Second Funding no later than thirty (30) business days after Lender has made the Fourth


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          Traunche;  PROVIDED,  HOWEVER,  prior to the  provision  of the  first increment of such Second Funding, Borrower shall submit to Lender for Lender's approval, such approval to be not unreasonably withheld, the Targets (as that term is defined in Paragraph 3.a below) in which Borrower intends to acquire or invest on the securities thereof with the funds provided by such Second Funding. Lender shall not be required to provide any increment of the Second Funding required hereunder on its respective due date if the daily closing market price for Borrower's Stock shall not have been at a price of at least $5.00 per share price and trading at an average volume of at least fifteen thousand (15,000) shares per day for twenty (20) business during the thirty (30) days preceding the due date of an increment of the Second Funding, instead providing such funding on the day subsequent to condition (i) set forth in Paragraph 2.c above having been met. The remaining increments of the Second Funding shall be provided monthly thereafter on the same day of each calendar month as the first increment of the Second Funding shall have been made, commencing on the next calendar month after the first increment of the Second Funding shall have been made and continuing for consecutive calendar months until all three increments shall have been provided, or as otherwise deemed necessary by mutual agreement to close Target Transactions.

     e. Simultaneously with execution of this Agreement by the Parties, Borrower shall execute a series of promissory notes payable to the order of Lender (the "Notes") and deliver same to Lender's Attorney to be held in escrow in accordance with the provisions of the
          Subscription Agreement. The Notes shall be prepared by Lender's Attorney, shall bear interest at 6% per annum before maturity and 18% per annum after maturity, shall be for a term of one (1) year and shall otherwise be in form acceptable to Lender. The Notes are identified as follows:

               NOTE                    PRINCIPAL AMOUNT
               ----                    ----------------
               Series A                $ 3,500,000
               Series B                $10,500,000
               Series C                $10,500,000
               Series D                $10,500,000
               Series E                $10,000,000
               Series F                $10,000,000
               Series G                $10,000,000

     f. Upon receipt by Borrower of the First Traunche, the Series A Note shall be deemed delivered to Lender and such date shall be deemed to


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          be the date on which the  Series A Note was made.  The due date of the
          Series A Note shall be the first anniversary of the Series A Note.

     g. Upon receipt by Borrower of the Second Traunche, the Series B Note shall be deemed delivered to Lender and such date shall be deemed to be the date on which the Series B Note was made. The due date of the Series B Note shall be first anniversary of the Series B Note.

     h. Upon receipt by Borrower of the Third Traunche, the Series C Note shall be deemed delivered to Lender and such date shall be deemed to be the date on which the Series C Note was made. The due date of the Series C Note shall be the first anniversary of the Series C Note.

     i. Upon receipt by Borrower of the Fourth Traunche, the Series D Note shall be deemed delivered to Lender and such date shall be deemed to be the date on which the Series D Note was made. The due date of the Series D Note shall be the first anniversary of the Series D Note.

     j. Upon receipt by Borrower of the first increment of the Second Funding, the Series E Note shall be deemed delivered to Lender and such date shall be deemed to be the date on which the Series E Note was made. The due date of the Series E Note shall be the first anniversary of the Series E Note.

     k. Upon receipt by Borrower of the second increment of the Second Funding, the Series F Note shall be deemed delivered to Lender and such date shall be deemed to be the date on which the Series F Note was made. The due date of the Series F Note shall be the first anniversary of the Series F Note.

     l. Upon receipt by Borrower of the third increment of the Second Funding, the Series G Note shall be deemed delivered to Lender and such date shall be deemed to be the date on which the Series G Note was made. The due date of the Series G Note shall be the first anniversary of the Series G Note.

     m. Lender's Attorney is hereby authorized and instructed to enter the dates of the making of the Notes and their respective due dates as determined in the preceding subparagraphs.

     n.   In the event any  funds are held or to be held in escrow  pursuant  to


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


          this Agreement, the escrow agent for such funds shall be Lender's Attorney, who shall hold and maintain such funds pursuant to this Agreement. Lender's Attorney shall be permitted to establish such accounts as are reasonable under the circumstances so that the party or parties entitled to the income therefrom will be able to derive such income. Lender's Attorney shall be entitled to reimbursement for all expenses incurred and a reasonable fee for the management of such accounts and shall be paid for such fee and expenses, if any, out of the funds in the accounts.


3.   CONDITIONS, REQUIREMENTS, EXCLUSIVE REMEDIES

     a.   Borrower  represents  that the purpose of the  transfer of  Borrower's
          Stock to Lender is to enable Lender to raise capital to loan to Borrower to engage in the acquisition of assets and/or investment in businesses (the "Targets") or merger with such Targets related to and in connection with the operations of Borrower and its plan for growth. Borrower represents that the following Targets constitute the entirety of the Targets and their respective projected acquisition costs that Borrower has identified and disclosed to Lender and that Borrower intends to acquire or make an investment in the securities of such
          Targets:














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


     b. No later than thirty (30) business days after Lender's Stock shall have been deposited to the Designated Accounts, Borrower shall provide to Lender an executed contract between Borrower and Targets confirming their agreement to the following:

          (i) that each such Target identified in this Agreement is considering being acquired by Borrower or is prepared to accept an investment by Borrower and that the projected acquisition cost or investment are approximately as stated in this Agreement;

          (ii) that Lender shall have the option of disbursing loan proceeds set forth hereunder to Borrower or directly to a Target on behalf of Borrower.

     c. No later than sixty (60) business days after Lender's Stock shall have been deposited to the Designated Accounts, Borrower shall produce to Lender letters of intent executed by the Borrower and by each Target confirming and acknowledging (i) the intent of the Borrower to acquire or invest in such Target, (i) the intent of the Target to be acquired by or sell its securities to Borrower, (iii) the financial details of each acquisition or investment, and (iv) the projected closing date of each acquisition or investment.

     d. If at any time during the period of funding of this loan, any projected closing date for these acquisitions shall not have occurred as stated in the letters of intent, or any such closing is not ready to occur by the time a funding is to be made, a pro rata portion of such funding may, at Lender's sole option, be held in escrow and not disbursed or deemed disbursed to Borrower unless and until such delayed closings shall have occurred or are about to occur and for which such funds are necessary. The purpose of the last sentence is to assure that the proceeds from this transaction are utilized for the intended acquisitions or investments; provided, however, that up to ten (10%) percent of the total loan, as funded, may be directed and disbursed by Borrower, at its sole discretion, to be used in the general operations of Borrower. Borrower shall have the right to substitute new targets for the Targets identified herein; provided, however, the acquisition or investment transactions contemplated hereby shall not change in any substantial or material aspect as a result of substitutions.

     e. Until the First Traunche shall have been made, all of Lender's Stock shall remain in the Designated Accounts, except only in the event


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


          Lender is required to move same for use as collateral in raising the funds for this loan. After each funding shall have been made, Lender shall be entitled to transfer, alienate, hypothecate or encumber that number of shares equal to the amount of each such funding at the conversion value of such shares. At such time as the Lender shall have funded $14,000,000 of the loan, Lender shall thereafter be free to transfer, alienate, hypothecate or encumber all or any portion of the Stock.

     f. Borrower shall have the option, so long as Borrower is not in default of any of the notes, to repurchase Lender's Stock for the price of $14.00 per share.

     g. The following remedies are designed to give neither party any incentive, reason or advantage for breaching or terminating this transaction, but instead to give both parties every reason to complete the performance of this Agreement:

          (i) BORROWER'S REMEDY. In the event any funding of the loan is not made within ten (10) days after its due date, Borrower shall have the option to terminate further performance of this transaction and obtain return of Lender's Stock remaining encumbered pursuant to the Subscription Agreement executed simultaneously with this Agreement after written notice to the Lender and three (3) business days shall have thereafter passed without cure of the failure to fund. Upon receipt of such notice and lapse of the cure period without cure, Lender and Borrower shall instruct the depository institution at which the Designated Accounts are located to immediately begin to effect the release of said Lender's Stock and transfer and return of same to Borrower in the same proportionate ownership as in effect immediately prior to execution of this Agreement. The Parties understand that return of said Lender's Stock may require certain time as dictated by law and/or by the depository institution. The termination of further performance of this transaction and return of said Lender's Stock shall be the exclusive remedy of the Borrower for Lender's breach of this Agreement, and the Borrower waives any other remedies at law or in equity. If Borrower must resort to judicial process in order to obtain return of such Stock, then Lender shall be responsible to Borrower for reasonable attorneys fees and court costs incurred thereby. In order to facilitate the return of said Lender's Stock to the Borrower, the Parties agree that such of Lender's Stock to which Borrower shall be entitled to obtain return shall be deemed invalid and wrongfully endorsed by mutual consent (with no liability between or among the Parties


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


               for such invalidity or wrongful endorsement), and the Parties shall take all reasonable actions to obtain return thereof, including notice of a stop order cancellation.

          (ii) LENDER'S REMEDY. In the event Borrower shall for any reason or for no reason fail or refuse to close the acquisition of or investment in the Targets in the manner established by the letters of intent, fundings of the loan may, as stated elsewhere herein, be held in escrow until such time as the acquisition or merger shall be closed. If any of said closings do not occur within a reasonable time after they were initially scheduled, then the portion of the moneys held in escrow that were earmarked for such failed closings shall be returned to Lender and the total loan amount shall be deemed to be reduced by the amount of such return.

     h. From the time this Agreement is executed until such time as Lender shall have funded $14,000,000 of the Loan, Lender's name shall not be set forth in any press releases or other documents intended for general dissemination or circulation unless dictated by regulatory requirements, and all releases shall first be made available to Lender for review prior to release.

     i. The chronology of events and requirements hereunder shall be deemed to establish a series of conditions precedent to events and requirements subsequent thereto. In other words, any event or requirement that is to occur before any other event or requirement shall be a condition precedent to such other event or requirement, and the failure or delay of such condition shall be good reason for the failure or delay of such other event or requirement.


4.   CONTINUING REPRESENTATIONS AND WARRANTIES, SAVINGS CLAUSE, INDEMNIFICATION

     a. Borrower represents and warrants, which representations and warranties shall continue so long as there remains any performance hereunder due by any of the Parties and which shall survive this transaction and its full performance, as follows:

          (i) that Lender's Stock shall be shares of the capital stock of Borrower that are non-assessable and non-callable and that Borrower will produce proof of such no later than the time for


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               producing   letters  of  intent   regarding   acquisition  of  or
               investment in Targets as provided elsewhere herein;

          (ii) that the transactions set forth herein and contemplated hereby are fully and completely authorized by Borrower, do not conflict with and are not in violation of any of the minutes or organizational documents of Borrower or any contracts to which the Borrower may be a party;

          (iii)that Borrower is and shall be in full compliance with all requirements of applicable jurisdictions and the Securities Exchange Act of 1934, as amended and all applicable securities laws;

          (iv) that the transaction set forth herein and contemplated hereby is not in violation of the provisions of the Securities Exchange Act of 1934, as amended; and

          (v) that Borrower has reviewed this Agreement in its entirety and has obtained independent advice of counsel before executing same, or has decided of its own volition not to seek such counsel and/or to follow advice of such counsel.

     b. If any term, covenant, condition or provision of this agreement or the application thereof, at any time or to any extent, is held invalid or unenforceable, the remainder of this agreement shall not be affected, and each other term, covenant, condition, and provision of this agreement shall be valid and enforceable to the fullest extent permitted by law.

     c. Borrower hereby holds Lender harmless and indemnifies Lender from and against any and all claims, assertions, actions, causes of action, damages, losses, costs and attorneys fees that may arise in connection with this Agreement and this transaction and which may be claimed or asserted by persons or entities not party to this Agreement, except as may be asserted by Lender or any persons or entities claiming by, through, under or against Lender. For purposes of this paragraph, Lender shall be deemed to include Lender's officers, agents, directors, stockholders, employees and attorneys.



5.   NOTICES

     a.   Any notice required or advisable hereunder, from Borrower to Lender or


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          from Lender to Borrower, shall be deemed served effective upon receipt by the intended recipient and shall be given only by personal delivery or by registered or certified mail return receipt requested, addressed to the Borrower or to the Lender. The Parties may communicate by facsimile transmission, but notices given in this manner shall be deemed as received only if such receipt is explicitly or implicitly acknowledged by the intended recipient. Notices received by a majority of the persons and entities in the Borrower group shall be deemed as received by all of them if such notices have been sent to all of them. For purposes hereof, the following addresses and fax numbers are furnished:

          (i)  Borrower:

               AmeriStar Corp., c/o AmeriStar Network, Inc., 321 North Mall Drive, Suite K-102, St. George, Utah; Fax: 435-656-1207.

          (ii) Lender:

               --------------------


6.   CONFIDENTIALITY

     a. This agreement will be maintained confidential and will not be reproduced in any manner whatsoever to any person or entity not a Party hereto, excluding attorneys engaged by any of the Parties, court order or government order. Both Parties agree not to circumvent the legitimate interests of the other, and to maintain strict confidentiality regarding the transaction.

     b. Each Party shall maintain the confidentiality of trade secrets, techniques and contacts of the other Party.


7.   BROKERS

     The Parties represent and agree that there are no brokers or finders or any other persons or entities who may be entitled to brokerage or finder's or introducer's fees, with the sole exception of Jay Bonds, for whom Lender agrees to be solely responsible for the payment of any and all fees that may inure to him as a result of the transaction contemplated herein; Lender holds Borrower harmless in connection with same. In all other events, each


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


     party hereto hereby indemnifies and holds the other harmless in the event any person or entity claims or asserts a claim to brokerage or finder's or introducer's fees or the like, and each indemnitor shall provide such indemnification in the event a claim is made through that indemnitor. All such indemnification shall include liability, loss, damage, costs and attorneys fees.


8.   MISCELLANEOUS

     a. This agreement constitutes the sole agreement between the Parties hereto, with respect to the subject matter herein and cannot be amended or waived except by an instrument in writing signed by the Party to be bound thereby. Unless and except as otherwise provided herein, no prior or contemporaneous discussions between or among or representations of any of the Parties shall be admissible to change, modify or amend the provisions hereof.

     b. This agreement shall be governed and construed in accordance with the laws of the State of Florida.

     c. Borrower acknowledges that Lender is not acting as a mortgage or securities broker or dealer or acting in any capacity as an investment advisor as defined under the Investment Advisors Act of 1940 or other similar law. This agreement is not intended for the purpose of buying or trading securities, or offering counsel or advice with respect to any such activities. This agreement is a single private transaction. Borrower has sought or agrees to seek the advice of counsel in connection with the negotiation and consummation of any transaction contemplated hereunder, or has waived such as provided otherwise herein.

     d. All references herein to dollars shall be deemed to mean currency of the United States of America, United States Dollars.

     e. All references herein to the singular, plural, or any gender, shall be deemed to include the singular, plural, and any or all genders, as applicable.

     f. All references herein to the Stock shall be deemed to include Lender's Stock and all certificates representing Lender's Stock.


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


     g. This agreement is the result of negotiation between and among the Parties. There shall not be applied a rule of construction which construes any provision hereof or the entirety hereof against the party who prepared or whose counsel prepared this agreement.

     h. The Parties recognize that Borrower is contemplating a merger with another entity, and it is intended that this Agreement shall follow such merger so that the surviving entity is bound to this Agreement as Borrower.

     i. This agreement may be executed in counterparts, and each counterpart will be deemed as if signed by all signatories who have signed a counterpart.

     j. Facsimile copies hereof, containing facsimile signatures of the signatories, shall be deemed as originals and given the same operative effect and have the same enforceability as originals.


9.   PRIOR AGREEMENTS

     All prior documents that may appear to be or be deemed to be agreements or contracts between the Parties related in any way to the stock of the Corporation are void and of no effect. The Parties acknowledge that other such documents may have been signed but were never delivered or deemed delivered by one party to the other or considered by the Parties to have created a binding obligation among them. The Parties agree and acknowledge that this Agreement is the first and final agreement between them in relation to the Notes and Lender's Stock, unless and except as this Agreement may be amended or modified in the manner permitted herein.



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



                                 SIGNATURE PAGE



IN WITNESS THEREOF, the Parties have caused this Agreement to be executed as of the day first above written.


Borrower:                                         Lender:

AMERISTAR CORP.


/s/ Oscar Russell Crandall, Jr.
-------------------------------                   ----------------------------
Oscar Russell Crandall, Jr.                       --------------, Individually
Chairman of the Board

Lender's Attorney, as Escrow Agent:

/s/ Mark A. Marder
-----------------------------------
Mark A. Marder, Esquire




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